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EXHIBIT 10.37

ORPHAN MEDICAL, INC.

AND CATALYTICA PHARMACEUTICALS, INC.

XYREM

SUPPLY AGREEMENT

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XYREM SUPPLY AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of this 30th day of June, 2000 by and between ORPHAN MEDICAL, INC., a Minnesota corporation, having its principal offices at 13911 Ridgedale Drive, Minnetonka, Minnesota 55305 (“ORPHAN”) and Catalytica Pharmaceuticals, Inc., a Delaware corporation, having its principal offices at Intersection US 13/NC11 and US 264, Greenville, North Carolina 27834 (“Catalytica”).

RECITALS

1. Catalytica manufactures pharmaceuticals meeting regulatory and governmental requirements for commercial use.

2. ORPHAN develops and markets ethical pharmaceuticals targeted to specified populations of patients.

3. ORPHAN and Catalytica desire to cooperate in the transfer of the manufacture of an oral pharmaceutical product, Xyrem® (sodium oxybate) Oral Solution, containing the active ingredient sodium gamma hydroxybutyrate.

4. In anticipation of the above-referenced transfer, ORPHAN and Catalytica entered into a Technical Services Agreement, dated November 20, 1999, pursuant to which Catalytica would undertake certain technical services in order to prepare its facilities for performance of this Agreement.

5. Catalytica desires to manufacture the Product exclusively for sale to ORPHAN.

6. Upon obtaining approval to market the Product, ORPHAN wishes to purchase all of its requirements for the Product in the United States from Catalytica and Catalytica wishes to supply ORPHAN all of its requirements for the Product in the United States.

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7. Catalytica understands that Public Law 106-172 has designated that Product will be scheduled by the Drug Enforcement Administration (DEA) upon approval by the FDA, as Schedule III, and that ARCOS reporting will be required. ORPHAN and Catalytica agree that the Product Price estimate is based on Schedule III security requirements. Catalytica shall have no obligation to supply the Product pursuant to this Agreement if Schedule I security requirements are required. Orphan reserves the right to review Catalytica’s SOPs regarding handling of Controlled Substances and company policies related to employees who handle controlled substances.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1	DEFINITIONS

The following terms, when capitalized, shall have the following meanings in this Agreement, whether used in the singular or the plural.

1.1 “Acquisition Cost” in respect of a particular item means the [ * ] price paid by either party to a Third Party for acquiring such item, including without limitation, [ * ].

1.2 “Active Ingredient” means sodium gamma hydroxybutyrate in bulk form.

1.3 “Affiliate” means any corporation or non-corporate business entity which directly or indirectly controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty (50%) of the voting stock of another corporation, or (a) in the absence of the ownership of at

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least fifty (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, whether by virtue of an ownership interest of any kind, by contract or otherwise, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity or to elect or cause the election of a majority of the board of directors or other governing body of such corporation or non-corporate business entity.

1.4 “Contract Year” means the twelve (12) month period beginning on the [ * ], and each successive twelve (12) month period thereafter.

1.6 “Services” means the Services as defined and further described in the Technical Services Agreement which is attached hereto as Appendix A and made a part hereof, as well as any additional process or analytical development activities or process or analytical development modifications for the Product to be mutually agreed upon in good faith by the parties after the Effective Date and subsequently attached hereto. Such modifications will include timing and cost factors.

1.7 “DMF” means a Type II Product Master File intended for filing with the FDA.

1.8 “Dollars” or “$” means United States Dollars.

1.9 “Product Price” means the price to ORPHAN, in Dollars per unit (for purposes of this Agreement, a “unit” is a [ * ] bottle), for manufacture of the Product as such price may be amended from time to time during the term of, and pursuant to, this Agreement.

1.10 “Product” means Xyrem, an oral liquid pharmaceutical product containing the Active Ingredient packaged in [ * ] bottles or such other package sizes as may be mutually agreed by the parties from time to time.

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1.11 “Effective Date” means the date appearing at the beginning of this Agreement.

1.12 “FDA” means the US Food and Drug Administration or any successor entity.

1.13 “FD&C Act” means the US Federal Food, Drug and Cosmetic Act, together with all regulations issued thereunder, as the same may be amended from time to time.

1.14 “cGMPs” means the current Good Manufacturing Practices regulations promulgated by the FDA, and any applicable amendments thereto in effect at the time of the Product’s manufacture.

1.15 “Manufacturing Price” means Catalytica’s costs of [ * ]and [ * ], [ * ] (including without limitation [ * ] and [ * ] and [ * ] in the manufacture of the Product), [ * ] (i.e. [ * ] and [ * ] and [ * ] of the [ * ], all determined in accordance with generally accepted accounting principles applied on a consistent basis .

1.16 “NDA” means a New Drug Application filed with the FDA or any equivalent successor application or entity relating to the formulation of the Product.

1.17 “Notification” shall have the meaning prescribed in Section 19.2 hereof.

1.18 “Production Batch” means a production size batch of the Product with a specified number of units, the size and range of which is to be established and mutually agreed upon by the parties. Each Production Batch is to have uniform character and quality within specified limits produced according to a single manufacturing order during the same cycle of manufacture.

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1.19 “Proprietary Information” means all information or data relating to the subject matter hereof first communicated by or on behalf of one party (the “Disclosing Party”) to the other (the “Receiving Party”), whether in writing, orally, or otherwise, including without limitation, all scientific, clinical, commercial, financial and business information and data, know-how, compilations, formulae, processes, plans, technical information, new product information, compounds, formulations, methods of product delivery, test procedures, product samples, specifications and other information or data. Information shall not be deemed Proprietary Information which: (a) at the time of disclosure, is already in the public domain or thereafter becomes part of the public domain by publication or otherwise through no fault or act of the Receiving Party; (b) was demonstrably in the possession of the Receiving Party prior to the time of the disclosure to it and was not acquired, directly or indirectly, from the Disclosing Party; (c) is independently disclosed to the Receiving Party by a Third Party who has not violated any confidential obligation owed to the Disclosing Party or any Third Party; (d) was independently developed by the Receiving Party without any use of or reliance on any Proprietary Information of the Disclosing Party as shown by competent evidence; (e) is required to be disclosed by legal process; provided that, in each case the party so disclosing information timely informs the other and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure; or (f) is information which is required to be included in patent applications filed hereunder or required to be provided to the FDA or any other regulatory authority in the Territory in order for ORPHAN to obtain registrations for the Product or otherwise to comply with applicable regulatory requirements, or for Catalytica to manufacture the Product for ORPHAN hereunder; provided, however, that no Proprietary Information of ORPHAN or Catalytica will be disclosed in any such patent application without the prior written consent of the other Disclosing Party, which consent will not be unreasonably withheld. Written Proprietary Information shall be identified by the Disclosing Party as being confidential by stamping the cover pages of such information “Confidential.” Proprietary Information disclosed orally, visually and/or in another tangible form shall be identified by the Disclosing Party to

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the Receiving Party as confidential at the time of such disclosure and confirmed to the Receiving Party within thirty (30) days after such disclosure in a writing marked “Confidential.”

1.20 “Specifications” means the final specifications for the Product attached hereto as Appendix B and made a part hereof, including the final NDA specifications as approved by the FDA, packaging specifications, as well as any revised and/or additional specifications for the Product to be developed and mutually agreed to by the parties after the Effective Date and subsequently attached hereto as a replacement for or as an addition to Appendix B.

1.21 “Territory” means worldwide. Catalytica will be granted manufacturing exclusivity for US.

1.22 “Third Party” means any entity other than Catalytica or ORPHAN or their respective Affiliates.

1.23 “Quality Agreement” shall mean the Quality Agreement, as further defined in Section 8.5, which shall be substantially in the form of Exhibit F hereto.

1.24 “CMC” means Chemistry Manufacturing and Control.

1.25 “Orphan Product Exclusivity” shall refer to any period of exclusivity (including but not limited to manufacturing, marketing and advertising exclusivity) provided by the FDA. As of the date of this Agreement, ORPHAN has applied for an “ORPHAN drug” designation from the FDA, which, if approved, will entitle ORPHAN to a period of seven (7) years exclusivity on the Product, calculated from the date of Product approval.

1.26 “Lonza” refers to LONZA Group.

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ARTICLE 2	VALIDATION ACTIVITIES

2.1 Catalytica’s Validation Responsibilities. Catalytica shall be responsible for regulatory required validations of its manufacture of the Product and its facilities and shall take all reasonable steps to pass inspections by the FDA and DEA or other regulatory agencies in the Territory. In the event non-U.S. Territory regulatory agencies require process development testing beyond that required in the U.S., Catalytica agrees to provide the additional process development testing per mutually approved protocols at terms to be negotiated in good faith by the parties.

ARTICLE 3	EXCLUSIVITY

3.1 ORPHAN, as between Catalytica and ORPHAN, shall have the exclusive right, directly or through any Affiliate, to apply for registrations and to market, distribute and sell the Product or any product containing the Active Ingredient in the Territory, if ORPHAN determines in its business judgment to do so. Catalytica shall not market, distribute, make or sell the Product or any product containing the Active Ingredient, directly or indirectly anywhere in the Territory, except to ORPHAN, during [ * ], or [ * ], whichever is longer.

ARTICLE 4	SUPPLY OF PRODUCT

4.1 Information Provided by ORPHAN. Prior to commencement of manufacturing operations hereunder, ORPHAN shall provide Catalytica with a Material Safety Data Sheet (“MSDS”), toxicity information for the Product, any other information reasonably available to ORPHAN which relates to the safe conduct of the manufacturing and/or packaging operations to be conducted by Catalytica, and any other documents necessary for Catalytica to manufacture the Product. When and as such information becomes available, ORPHAN shall promptly update such information pertinent to the manufacture and/or packaging of the Product.

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4.2 Manufacture and Supply.

During each Contract Year of this Agreement, and subject to the provisions of Section 7.2 hereof as well as other provisions herein, ORPHAN agrees to purchase all of its requirements for the Product in the United States from Catalytica, but no less than the minimum quantities of Product indicated below:

Orphan’s Minimum
Contract Year	Purchase of Units
Year 1	[ * ]
Year 2	[ * ]
Year 3	[ * ]
Year 4	[ * ]
Year 5	[ * ]
Year 6	[ * ]
Year 7	[ * ]

Catalytica shall be the exclusive supplier of Product in the United States to ORPHAN. Subject to Section 6.1, Catalytica shall provide or purchase all materials and supplies necessary to manufacture the Product. Catalytica shall manufacture the Product in accordance with the Specifications and applicable cGMPs and shall package, label and/or otherwise prepare the Product for bulk delivery to an ORPHAN-designated distribution site.

4.3 Packaging. Catalytica shall furnish the packaging supplies and labels for the Products, which shall meet the Specifications, as specified in Appendix D and as required by ORPHAN at a mutually agreed to price. All such packaging and labels shall conform to applicable requirements and regulations of FDA or other regulatory authorities in the Territory.

4.4 Artwork. At least ninety (90) days prior to (a) the date for which delivery of Product is stated in the first purchase order or (b) any modification to the artwork for the Product, as applicable, and from time to time thereafter with respect to the Product, as needed, ORPHAN shall provide [ * ] to Catalytica, in a format acceptable to Catalytica and in a timely manner, digital artwork for all packaging components to be used in the manufacture of the Product, which artwork shall meet the Specifications. [ * ].

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4.5 Conditions Requiring Backup Manufacture. Catalytica agrees to support the successful transfer of manufacturing technology to a second Product manufacturer chosen by ORPHAN to make, have made, use and sell the Product if Catalytica breaches this Agreement and fails to cure as provided in Section 16.1 (a).

ARTICLE 5	FORECASTS, ORDERS AND DELIVERIES

5.1 Forecasts. ORPHAN shall provide Catalytica with forecasts of ORPHAN’S anticipated [ * ] requirements of the Product for distribution and sale in the United States commencing with the [ * ] period that begins at the time of FDA approval of the Product. Such forecast will be provided [ * ] in advance of anticipated FDA approval of the NDA and ORPHAN shall update such [ * ] forecast on [ * ] basis thereafter. Once FDA approval of the Product is received, ORPHAN will provide Catalytica, prior to the beginning of each [ * ], with forecasts of its anticipated requirements of the Product for the following [ * ] and the forecast for the first [ * ] shall be firm and binding on ORPHAN. Catalytica will provide [ * ] anticipated schedule for manufacture and will consult with ORPHAN on schedule changes.

(a)	Catalytica shall [ * ] manufacture during any [ * ] up to [ * ] of the quantity of the Product ORPHAN forecasted it would purchase from Catalytica during such [ * ] in its most recent forecast covering [ * ]. Catalytica will promptly communicate with ORPHAN as to its ability to produce quantities requested.

(b)	When and as ORPHAN proposes to commence its distribution and sale of the Product outside the United States, ORPHAN shall supplement its [ * ] forecast accordingly to indicate the additional requirements of the Product for such purposes.

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(c)	If Catalytica manufactures the Product with a lead time of more than [ * ], ORPHAN shall not be required to pay any additional storage, or pay for the Product sooner than as set forth in Section 7.7 nor shall any advance manufacture lead to a violation of the warranty of expiration date set forth in Section 8.1.

5.2 Orders. ORPHAN shall order the manufacturing of the Product by Catalytica pursuant to written purchase orders, including delivery dates, with not less than [ * ] “lead time” prior to the requested delivery dates specified therein. Each purchase order for the Product shall be in Production Batch sizes or whole multiples thereof and shall be for not less than [ * ] batches totaling not less than [ * ]. The terms contained in this Agreement shall govern over all purchase orders or sales orders of the Product hereunder and shall not be varied by the terms of any ORPHAN purchase order or Catalytica sales order or invoice. If ORPHAN requires manufacture of the Product with less than [ * ] lead time, Catalytica shall use reasonable efforts [ * ] to accommodate ORPHAN’S requirements. Catalytica shall not manufacture the Product except upon receipt of an ORPHAN purchase order to ensure a supply of the Product with the maximum expiration dating.

5.3 Late Manufacture and Delivery. When ORPHAN submits a purchase order at least [ * ] prior to the required delivery date, or [ * ] in the event the Product is to be shipped, used or sold outside the United States, Catalytica shall confirm receipt of this order. In the event of unexpected delays owing to manufacturing problems associated with the Product, Catalytica will inform ORPHAN promptly and action to be taken will be jointly decided.

5.4 Delivery Terms. The terms of delivery for (a) any Active Ingredients delivered by or on behalf of ORPHAN to Catalytica hereunder and (b) the Product shall be F.O.B. Catalytica’s [ * ] plant, [ * ]. At its written request, ORPHAN may delay delivery of Product for up to [ * ] from the issue date of COC/COA. [ * ] shall select the carrier and arrange for shipment. Subject to any security interest reserved and granted pursuant to this Agreement, title and risk of loss and/or damage to the Product shall pass to ORPHAN upon delivery of the Product to the carrier at Catalytica’s [ * ] plant.

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5.5 Purchase Quantities. Each purchase order shall specify the quantity of units of Product being ordered. Quantities actually shipped pursuant to a given purchase order may vary from the quantities reflected in such purchase order by up to [ * ] and still be deemed to be in compliance with such purchase order; provided, however, ORPHAN shall only be invoiced and required to pay for the quantities of Product which Catalytica actually ships to ORPHAN.

5.6 Certifications. For each Production Batch of the Product manufactured for ORPHAN hereunder, Catalytica shall furnish the following to ORPHAN at the time of delivery. Originals are to be retained by Catalytica:

(a)	representative samples of such batch for assay and other testing;

(b)	batch records and quality assurance data for such batch; and

(c)	a certificate of analysis that such batch conforms to the Specifications and a certificate of compliance which confirms that the Product was manufactured, tested, and delivered in full compliance with all applicable laws and regulations.

In addition, ORPHAN shall ensure that Lonza furnishes to Catalytica with each shipment of Active Ingredients hereunder a certificate of analysis for each Active Ingredient reflecting that each Active Ingredient meets the Specifications.

ARTICLE 6.	ACTIVE INGREDIENTS

6.1 Active Ingredients Supply. On ORPHAN’S behalf, Catalytica shall submit purchase orders to Lonza for the Active Ingredients for the Product. ORPHAN shall be solely responsible for delivery of Active Ingredients to Catalytica [ * ]. Within thirty (30) days after submitting each purchase order for Product, ORPHAN shall ensure that Lonza provides to Catalytica sufficient quantities of Active Ingredients

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necessary for Catalytica to manufacture Product thereunder , as well as the certificates of analysis as set forth in Section 5.6 hereof. In the event ORPHAN is unable to provide such Active Ingredients within any such thirty (30) day period, the [ * ] “lead time” period for the manufacture of Product under the affected purchase order shall be extended for a period of [ * ] for each day of delay in the supply of Active Ingredients by ORPHAN. Upon request by Catalytica, ORPHAN shall promptly send Catalytica all reference standards relating to the Active Ingredients developed by or for ORPHAN. ORPHAN shall ensure that all imported Active Ingredients or other materials supplied to Catalytica by or on behalf of ORPHAN comply with all applicable laws and regulations relating to the import of such Active Ingredients and materials and receive all required governmental and regulatory approvals, including without limitation customs and FDA approvals.

6.2 Supply by Catalytica. At ORPHAN’S request and upon ninety (90) days prior written notice, Catalytica shall supply the Active Ingredients for the Product and in that event, notwithstanding Section 7.1 hereof, the Product Price will be increased to reflect Catalytica’s Acquisition Costs of the Active Ingredients.

6.3 Manufacturing Loss. Catalytica shall [ * ] to prevent manufacturing waste of the Active Ingredients supplied by ORPHAN for the manufacture of the Product and shall be accountable to ORPHAN for Catalytica’s use of such Active Ingredients. Accordingly, Catalytica shall grant credits or pay to ORPHAN its Acquisition Costs of Active Ingredients lost by Catalytica, due to Catalytica’s negligence or willful misconduct, in excess of normal manufacturing loss. For purposes of this Agreement, the normal manufacturing loss for any given Production Batch shall be mutually established by Catalytica and ORPHAN following Catalytica’s manufacture of [ * ] Production Batches, not to exceed [ * ]. Catalytica shall dispose of manufacturing waste consistent with its handling of other waste and in compliance with DEA requirements

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6.4 Title to Active Ingredients Supplied by ORPHAN. ORPHAN shall retain title to all Active Ingredients supplied to Catalytica.

ARTICLE 7	PRICES AND PAYMENTS

7.1 First Contract Year Manufacturing Price. After completion of the Services as identified in the Technical Services Agreement attached as Appendix A, Catalytica will notify ORPHAN of the Product Price that ORPHAN shall pay to Catalytica for any orders of the Product manufactured during [ * ]. Subject to Section 6.2 hereof, the Product Price for [ * ] shall be [ * ]. The Product Price for the [ * ] will be [ * ].

7.2 Minimum Purchase Requirements. In the event ORPHAN does not meet the minimum purchase requirements set forth in Section 4.2 hereof with respect to any Contract Year, ORPHAN shall within thirty (30) days after the end of such Contract Year pay Catalytica the Product Price less any packaging material costs applicable at the end of such Contract Year for the quantity of Product not purchased that would satisfy the applicable minimum purchase requirement.

7.3 Annual Price Adjustment Notification. At least [ * ] days prior to the end of the first Contract Year of this Agreement and each Contract Year thereafter, Catalytica shall notify ORPHAN of the Product Price for the next succeeding Contract Year provided, however, that the Product Price for each new Contract Year shall be [ * ]. [ * ] in the Product Price pursuant to this Section 7.3 shall become effective as of the anniversary date of the Effective Date.

7.4 Specification Changes.

(a)	Specification Changes. In the event that ORPHAN wishes to change the Specifications, or in the event that ORPHAN is required to change the Specifications pursuant to applicable law or regulation or in response to the order or request of a governmental authority or regulatory body, the following provisions will apply.

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(1)	ORPHAN shall promptly advise Catalytica in writing of any such change(s) to the Specifications, and Catalytica shall promptly advise ORPHAN as to any scheduling and/or Product Price adjustments which may result from any such change(s), if any. The notification and approval procedure shall be in accordance with APPENDIX F, as well as any additional standard operating procedures (i.e., change control procedures) agreed upon by ORPHAN and Catalytica in writing from time to time.

(2)	Prior to implementation of such change(s) to the Specifications, ORPHAN and Catalytica shall negotiate in good faith in an attempt to reach agreement on (i) the new Product Price, if any, for any Drug Product and/or Finished Product provided hereunder by Catalytica which embodies such change(s) to the Specifications, giving due consideration to the effect of such change(s) on Catalytica’s manufacturing costs for Drug Product and/or Finished Product and (ii) any other amendments to this Agreement which may be necessitated by such changes (e.g., an adjustment to the lead time for Firm Orders). Implementation of such change(s) to the Specifications shall be as set forth in APPENDIX F.

(3)	ORPHAN will reimburse Catalytica for the reasonable and necessary expenses incurred by Catalytica as a result of any such change(s) to the Specifications [ * ].

(4)	If any such change(s) to the Specifications renders obsolete or unusable any materials or components for Drug Product or Finished Product, and to the extent such materials or components may not be returned to the appropriate vendor for a credit [ * ] that amount of inventory of materials or components, as the case may be, so rendered obsolete or unusable, not to exceed the amount of such materials or components which would have been required for [ * ].

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7.5 Taxes. The Product Price does not include sales, use, consumption, or excise taxes of any taxing authority. The amount of such taxes, if any, will be added to the Product Price in effect at the time of shipment thereof and shall be reflected in the invoices submitted to ORPHAN by Catalytica pursuant to this Agreement. ORPHAN shall pay the amount of such taxes to Catalytica in accordance with the payment provisions of this Agreement.

7.6 Additional Payments. As additional consideration for Catalytica’s performance of its obligations hereunder, ORPHAN shall pay Catalytica the amounts set forth below (with all payments being due within thirty (30) days of receipt of the relevant Catalytica invoice, unless otherwise provided below):

(a) ORPHAN shall pay Catalytica, at [ * ] for regulatory consulting services performed in connection with this Agreement. These services are to be approved in advance by Orphan.

(b) ORPHAN shall reimburse Catalytica for all reasonable and necessary travel and lodging expenses incurred in the performance of this Agreement which have been requested or approved by ORPHAN.

7.7 Cost Reductions Through Process Improvements. To encourage active and open consideration of Manufacturing Price reductions, it is agreed that any cost reduction benefit will be shared based on [ * ]. Proposals for improvements will be outlined in writing or communicated verbally and will detail how the improvement should be realized. This sharing of benefits will come into effect only after [ * ]

7.8 Invoice Payment. Payment for the Product shall be due net thirty (30) days from the date of the invoice therefor, provided that no invoice shall be dated prior to the date of actual release of the Product reflected therein. All amounts not paid when due shall bear interest from the due date at the rate of [ * ] percent ([ * ]%) per month (or such other percentage, if lower, as shall not exceed the maximum rate permitted by law), and ORPHAN shall be responsible for reasonable attorneys’ fees and expenses incurred by Catalytica in connection with the collection thereof.

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ARTICLE 8	REPRESENTATIONS, WARRANTIES, INSPECTIONS, REGULATORY AND QUALITY

8.1 Representations and Warranties.

(a)	ORPHAN represents and warrants to Catalytica that:

(i) the execution of this Agreement and the performance by ORPHAN of its obligations hereunder have been duly authorized by all necessary corporate action and are within the power and authority of ORPHAN;

(ii) the processes transferred to Catalytica by ORPHAN pursuant to the Services do not [ * ];

(iii) at the time it releases or causes to be released the Active Ingredients to Catalytica for use in the manufacture of the Product, the Active Ingredients shall meet the specifications therefor and shall be suitable for use in the manufacture of the Product; and

(iv) that upon delivery to Catalytica, no Active Ingredients constituting or being part of any shipment or other delivery now or hereafter made to Catalytica will be adulterated or misbranded within the meaning of the FD&C Act or would be an article which may not be introduced into interstate commerce under the provisions of Section 404 or 505 of the FD&C Act.

(b)	Catalytica represents and warrants to ORPHAN that:

(i) The execution of this Agreement and the performance by Catalytica of its obligations hereunder have been duly authorized by all necessary corporate action and are within the power and authority of Catalytica;

(ii) To the best of its knowledge, Catalytica will not use in any capacity persons, or the services of persons that are debarred, are on the Debarment List, or that have been convicted of actions that could lead to debarment as described in Section 306(a) and (b) of the FD&C Act,; and

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(iii) at the time of sale and shipment by Catalytica, each Production Batch will:

(A) have an expiration date equal to that approved by the FDA, via the initial NDA submission or via extended stability study data subsequently submitted;

(B) conform to the Specifications; and will have been stored in accordance with storage specifications;

(C) have been manufactured in compliance with all applicable laws and regulations, including, without limitation, current cGMP regulations;

(D) not be adulterated or misbranded by Catalytica within the meaning of the FD&C Act, as amended, or be an article which may not be introduced into interstate commerce under Sections 404 or 505 of such Act;

(E)	be free from all material liens and encumbrances provided, however, THE WARRANTIES SET FORTH HEREIN ARE EXPRESSLY IN LIEU OF AND EXCLUDE, AND CATALYTICA EXPRESSLY DISCLAIMS AND NEGATES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS’ and

(F) be shipped in accordance with Orphan’s reasonable instructions.

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(c) Catalytica shall have no responsibility for, or liability with respect to, any Product that fails to comply with the warranties set forth in Section 8.1(b) hereof due in whole or in part to the failure of any Active Ingredient to comply with the warranties set forth in this Section 8.1.

8.2 Manufacturing Audits and Observation Rights.

(a) Annual MA. With respect to any Contract Year, ORPHAN shall have the right to conduct [ * ] Manufacturing Audit (as defined below) according to the terms specified in Sections 8.2(b) and 8.2(c) hereof (such [ * ] Manufacturing Audit to be hereinafter referred to as an “[ * ] MA”).

(b) Event MA. In addition to the [ * ] MA referred to in Section 8.2(a) hereof, in the event that (i) Catalytica shall receive a “Warning Letter” from the FDA relating to the manufacture, packaging or labeling of the Product by Catalytica, (ii) ORPHAN has rejected a shipment of Product for a mutually agreed upon failure to meet Specifications or (iii) ORPHAN or Catalytica shall have received a series of complaints (i.e., 3 or more complaints on at least 2 Production Batches) from Third Parties within any Contract Year relating to the manufacturing process for the Product (individually or collectively, an “Event”), ORPHAN shall have the right to conduct an additional Manufacturing Audit or Audits according to the terms specified in Section 8.2(c) hereof (such Event Manufacturing Audit or Audits to be hereinafter referred to as an “Event MA”). It is understood and agreed, however, that with respect to any Contract Year, if ORPHAN has not yet conducted an [ * ] MA and ORPHAN elects to exercise its rights with respect to an Event MA, then in such case, such Event MA and [ * ] MA shall be conducted at the same time; provided, however, an [ * ] MA shall not be conducted within [ * ] of the immediately preceding [ * ] MA.

(c) Definition. For purposes of this Agreement, the term “Manufacturing Audit” shall mean an audit by no more than [ * ] of ORPHAN of that portion of Catalytica’s manufacturing facility where the Product is manufactured for purposes of reviewing Catalytica’s procedures and processes used in

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manufacturing the Product. Any such employees and/or agent shall be accompanied by Catalytica personnel at all times, shall be qualified to conduct manufacturing audits, shall comply with Catalytica’s rules and regulations relating to facility security, health and safety, and shall execute a written agreement to maintain in confidence all information obtained during the course of any such audit except for disclosure to ORPHAN. Each Manufacturing Audit shall be conducted during Catalytica’s normal business hours and upon at least [ * ] prior written notice to Catalytica in the case of an [ * ] MA, or upon at least [ * ] prior written notice to Catalytica in the case of an [ * ] MA. The written notice shall identify any specific audit requests that ORPHAN intends to make of Catalytica and ORPHAN’S contact person with regard to the Manufacturing Audit. In no event shall a Manufacturing Audit exceed [ * ] in duration (ORPHAN will be billed at Catalytica’s standard full time equivalent rates for any Manufacturing Audit that, with Catalytica’s permission, exceeds [ * ], and in all cases ORPHAN shall ensure that its employees or agents will conduct each Manufacturing Audit so as not to interfere with the normal and ordinary operation of Catalytica’s manufacturing facility. All Manufacturing Audits shall be at ORPHAN’S sole expense.

(d) Observation Rights. In addition to the [ * ] MA and Event MA referred to in Sections 8.2(a) and (b) hereof, ORPHAN shall have the right to be present at and to observe up to [ * ] production runs of the Product in any Contract Year. Such observations shall be conducted by no more than [ * ] ORPHAN solely for purposes of observing Catalytica’s manufacture of the Product. Any such employees and/or agent shall be accompanied by Catalytica personnel at all times, shall comply with Catalytica’s rules and regulations relating to facility security, health and safety, and shall execute a written agreement to maintain in confidence all information obtained during the course of any such observation. Each observation shall be conducted during Catalytica’s normal business hours and upon at least [ * ] prior written notice to Catalytica. In all cases ORPHAN shall ensure that its employees or agents will conduct each observation so as not to interfere with the normal and ordinary operation of Catalytica’s manufacturing facility. All observations shall be at ORPHAN’S sole expense. Upon ORPHAN’S request, Catalytica shall notify ORPHAN at least thirty (30) days in advance of any production run of the Product.

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(e) Limitation. Except as set forth in this Section 8.2, neither ORPHAN nor its Affiliates, employees or agents shall have access to Catalytica’s manufacturing facilities.

8.3	Regulatory correspondence and Inspections. Catalytica shall promptly inform ORPHAN of any regulatory correspondence or inspection with respect to Catalytica’s manufacture of the Product as follows:

(a)	Catalytica shall provide ORPHAN with copies of any correspondence and other documentation received or prepared by Catalytica in connection with the manufacture and testing of the Product in the Territory, including, but not limited to, copies of the proposed NDA (but only of those portions for which Catalytica is responsible) and of the potential DMF for the Product and of annual submissions to the FDA and other regulatory authorities in the Territory. Copies of all such correspondence or other documentation prepared by Catalytica shall be reviewed and approved by ORPHAN prior to its submission, such approval not to be unreasonably withheld.

(b)	If Catalytica receives any regulatory correspondence or comments from any federal, state, or local regulatory agency related to its manufacture of the Product, or affecting the Product, requiring a response or action by Catalytica, including, without limitation, receipt of an FDA Form 483 (Inspectional Observations) or an FDA “Warning Letter”, Catalytica shall immediately provide ORPHAN with a copy of each such regulatory correspondence or comment and a copy of Catalytica’s proposed response thereto for ORPHAN’S review and approval (such approval not to be unreasonably withheld or delayed) prior to its submission if Catalytica’s manufacture of additional products are not involved. In cases where Catalytica’s manufacture of additional products are involved, a good faith effort will be made to reach joint approval within an appropriate timeframe.

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(c)	If Catalytica’s manufacturing facility is inspected by representatives of any federal, state, or local regulatory agency in connection with Catalytica’s manufacture of the Product, including, but not limited to, any pre-NDA approval inspection by the FDA, Catalytica shall notify ORPHAN within one (1) working day (by telephone and, if possible, by fax or letter) upon learning of such inspection, and shall supply ORPHAN with copies of any correspondence or portions of correspondence which relate to such regulatory inspection. ORPHAN may send representatives to Catalytica’s manufacturing facility to observe any portion of such regulatory inspection relating to the Product.

8.4 Regulatory Support.

(a) Catalytica will provide ORPHAN with standard regulatory support as identified under the heading “Regulatory Support” in Appendix E attached hereto. In addition, Catalytica shall provided ORPHAN with regulatory consulting services as identified under the heading “Regulatory Consulting” in Appendix E attached hereto. Regulatory support services, as identified in Appendix E, shall be at no additional charge to ORPHAN; regulatory consulting services shall be billed at Catalytica’s standard hourly rates and payable pursuant to Section 7.7 of this Agreement. Additional regulatory services and/or documentation may be provided by Catalytica, subject to agreement of the parties and subject to additional charges.

(b) Notwithstanding the above or anything in this Agreement or Appendix E to the contrary, ORPHAN is solely responsible for (i) its use of any documentation provided by Catalytica, including without limitation use in any regulatory submission to the FDA or any other regulatory agency inside or outside of the United States, (ii) document control and retention, (iii) determining the suitability of any documentation provided by Catalytica hereunder for use in any regulatory submission; and (iv) all regulatory submission, CMC and other regulatory strategies.

(c) Catalytica may, at its option, retain copies of any documentation

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provided to ORPHAN hereunder; provided, however, that Catalytica cannot and does not provide any assurances that Catalytica’s records will match or otherwise correspond to any submission that ORPHAN may provide to the FDA or any other regulatory agency inside or outside the United States.

(d) ORPHAN shall provide Catalytica with all documents reasonably requested by Catalytica relating to the FDA’s pre-approval inspection of Catalytica’s manufacturing facility, including, but not limited to, development reports, CMC sections of ORPHAN’S NDA and stability data. In addition, ORPHAN shall provide to Catalytica at least thirty (30) days prior to filing with the FDA a copy of ORPHAN’S annual report (see 21 C.F.R. Section 314.81(b)(2)(iv)) with respect to the manufacture and control of the Product [ * ]. Notwithstanding the foregoing or anything in this Agreement to the contrary, ORPHAN shall be solely responsible for the CMC regulatory strategy.

8.5 Quality Agreement. Catalytica and ORPHAN will negotiate in good faith and use their best efforts to arrive at a mutually acceptable Quality Agreement, which shall be substantially in the form attached hereto as Exhibit F, to further detail the quality assurance obligations and responsibilities of the parties with respect to the Product. Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, this Agreement shall govern and control.

ARTICLE 9	ACCEPTANCE. REJECTION, AND CLAIMS

9.1 Placed on Hold. In the event that a production batch is placed on hold, Catalytica will work to resolve the hold within thirty (30) days. If the hold can not be resolved within (30) days a replacement production batch will be produced [ * ]. A batch placed on hold will be handled as per sections 9.2 and 9.3 herein.

9.2 Acceptance and Rejection. Each shipment shall be deemed accepted by ORPHAN and considered to conform to the Specifications and the other warranties set forth in Section 8.1(b) which relate to quality unless ORPHAN gives Catalytica notice in

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writing that it does not consider a particular shipment to conform, together with supporting documentation specifying the manner in which the Product fails to meet such warranties or the Specifications, within [ * ] of receipt of such shipment (or, [ * ] within [ * ]. ORPHAN will analyze (or cause to be analyzed by its designated product manufacturer) each shipment of Product using the validated methods approved by the FDA for release of Product. Such testing will be done for acceptance or rejection of the lot. If ORPHAN gives Catalytica notice of rejection, Catalytica shall thereupon be given access to the shipment in question to conduct its own analysis thereof, and the parties will endeavor to agree amicably as to whether or not the shipment does conform to the Specifications and such other warranties and, if not, whether such non-compliance was due to any breach on the part of Catalytica.

In the event that the parties are unable to agree as to whether or not the shipment conforms with the Specifications or other warranties set forth in Section 8.1(b), the question will be submitted to an independent quality control laboratory which the parties shall mutually agree upon. Cost for the independent quality control laboratory shall be [ * ]. During the pendency of a dispute that requires settlement by an independent laboratory under this section, if requested to do so by ORPHAN, Catalytica will replace[ * ] the portion of such shipment under dispute until such dispute is resolved.

9.3 Rejected Shipments. If the nonconformity in a rejected shipment of the Product was due to any action or inaction of ORPHAN or the carrier subsequent to shipment (F.O.B. Catalytica’s [ * ] plant) of the Product by Catalytica or results from Active Ingredients supplied by ORPHAN, Catalytica shall have no liability for such rejected shipment. If the nonconformity in a properly rejected shipment of the Product was due to Catalytica’s negligence or willful misconduct prior to shipment (F.O.B. Catalytica’s [ * ] plant), Catalytica at its cost and option shall either credit ORPHAN’S account for the full Manufacturing Price of such shipment or replace it with a conforming shipment within thirty (30) days of the Notification of rejection. Such credit or replacement will be ORPHAN’S sole remedy for such rejected Product provided Catalytica provides replacement or credit within thirty (30) days of Notification of rejection.

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9.4 Disposal; Return Material Authorization. If ORPHAN expects to make a claim against Catalytica with respect to a rejected shipment of the Product, ORPHAN shall not dispose or allow the disposal of such Product shipment without the express written authorization and instructions of Catalytica. ORPHAN shall not return any rejected shipment of the Product to Catalytica without a Return Material Authorization (“RMA”) from Catalytica (Appendix C). Upon written request of ORPHAN, Catalytica shall promptly issue an RMA for any rejected shipment, provided, however, appropriate samples may be retained as evidence of the basis for such rejection. If the Product is returned to Catalytica, all risk of loss and/or damage to such Product shall remain with ORPHAN unless and until such Product is returned to such place as Catalytica designates in writing.

9.5 Product Recalls. Each party shall promptly notify the other party if any batch of the Product is alleged or proven to be the subject of a recall, market withdrawal or correction ordered by the FDA or any other regulatory authority in the Territory. The parties shall cooperate in good faith to handle and dispose of such recall, market withdrawal or correction; provided, however, that in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, ORPHAN’S decision shall prevail. ORPHAN shall bear [ * ] costs of any such recall, market withdrawal or correction unless such recall, market withdrawal or correction was solely the result of Catalytica’s negligence or willful misconduct, or breach of Article 8.1(b), in which case Catalytica shall [ * ] bear [ * ] cost of administering such recall, market withdrawal, or correction; provided, however, in no event shall Catalytica’s aggregate liability with regard to any recall, market withdrawal or correction exceed [ * ]. Catalytica will not bear the cost for recalls made as a result of errors that could have been detected by ORPHAN through acceptance and rejection testing as outlined in this Article 9. ORPHAN shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product.

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ARTICLE 10	INDEMNIFICATION

10.1 Catalytica’s Indemnification of ORPHAN. Catalytica hereby indemnifies, defends, and holds ORPHAN, its Affiliates and their respective directors, officers, employees, agents; successors and assigns harmless from and against any and all damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) resulting from any Third Party claims or suits arising solely out of (a) Catalytica’s material breach of any of its warranties or representations hereunder or (b) Catalytica’s negligent acts or omissions or willful misconduct in the manufacture or labeling of the Product; provided, however, [ * ].

10.2 ORPHAN’S Indemnification of Catalytica. Except as otherwise provided in Section 10.1 above, ORPHAN hereby indemnifies, defends, and holds Catalytica, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any and all claims, damages, judgments, suits, actions, liabilities, costs and expenses (including, but not limited to reasonable attorneys’ fees) arising out of or connected with (a) the use, handling, distribution, marketing or sale of the Product (except to the extent caused solely by Catalytica’s negligent acts or omissions or willful misconduct in the manufacture or labeling of the Product), (b) ORPHAN’S material breach of any of its warranties or representations hereunder, (c) ORPHAN’S negligent acts or omissions or willful misconduct or (d) any proceeding instituted by or on behalf of a Third Party based upon a claim that the manufacture, use or sale of the Product infringes a United States patent or any other proprietary rights.

10.3 Indemnification Procedures. A party (the “Indemnitee”) which intends to claim indemnification under this Article 10 shall promptly notify the other party (the

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“Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense and shall have the right to select counsel with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all developments in the matter. In no event shall the Indemnitor or Indemnitee compromise or settle any such matter without the prior written consent of the other party, which shall not be bound by any such compromise or settlement absent its prior consent, which shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and their respective directors, officers, employees, and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

10.4 Survival of Indemnification Obligations. The provisions of this Article 10 shall survive the expiration or termination of this Agreement.

10.5 Limitation of Liability and Claims. In no event shall either party be liable to the other party for incidental, special, consequential or punitive damages, including, but not limited to, any claim for damages based upon lost profits. No action, regardless of form, arising out of or in any way connected with this Agreement or Products or services furnished by Catalytica may be brought by ORPHAN more than [ * ] after the cause of action accrued.

10.6 Insurance. ORPHAN shall provide Catalytica, on request, documentation assuring Catalytica that ORPHAN maintains product liability and other insurance coverage in amounts reasonably satisfactory to Catalytica consistent with industry practices.

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ARTICLE 11	INVENTIONS AND PATENTS

11.1 Inventions by Catalytica. Catalytica hereby assigns, releases, and transfers to ORPHAN its entire right, title and interest in and to any invention (whether patentable or not) conceived, reduced to practice or created by Catalytica and/or its agents during the performance of the Services and relating to the Product (collectively “Inventions”) provided, however, ORPHAN hereby grants to Catalytica an unlimited, worldwide, perpetual, royalty-free license to use the Inventions. Catalytica shall promptly disclose to ORPHAN any and all Inventions and shall assign all its interests to ORPHAN or its designee in accordance with this Section. Catalytica shall execute at ORPHAN’S expense any assignments, applications or other instruments or documents reasonably requested by ORPHAN in accordance with this Article 11 and, at ORPHAN’S expense, give testimony which shall be deemed necessary to apply for and obtain Letters Patent of the United States or of any other country and otherwise to perfect ORPHAN’S interest therein. Catalytica’s and ORPHAN’S obligations hereunder shall survive termination of this Agreement. All data obtained during the Services are the property of ORPHAN and cannot be used without its consent except for the performance by Catalytica of its obligations hereunder.

11.2 Inventions by ORPHAN. ORPHAN shall own all right, title and interest in and to any invention, discovery or improvement relating to the Product (whether patentable or not) made or conceived solely by ORPHAN employees or by anyone other than Catalytica, including, without limitation, any manufacturing or analytical process, or procedure or method or any source of synthesis given to Catalytica.

ARTICLE 12	CATALYTICA INTELLECTUAL PROPERTY

12.1 ORPHAN acknowledges that Catalytica possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise in the area of drug processing and manufacturing, which have been independently developed by

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Catalytica or its Affiliates without the benefit of any information provided by ORPHAN (collectively “Catalytica Property”). ORPHAN and Catalytica agree that any Catalytica Property or improvements thereto which are used, improved, modified or developed by Catalytica under or during the term of this Agreement are the product of Catalytica’s technical expertise possessed and developed by Catalytica or its Affiliates prior to or during the performance of this Agreement and are the sole and exclusive property of Catalytica or its Affiliates, as the case may be.

ARTICLE 13	TRADEMARKS

13.1 ORPHAN Trademarks. ORPHAN may originate, select and apply to register one or more trademarks (“ORPHAN Trademarks”) under which the Product will be sold and distributed by ORPHAN or its Affiliates and distributors. ORPHAN shall own all right, title, and interest in the ORPHAN Trademarks, subject to the limited license granted to Catalytica in this Article 13. ORPHAN shall be solely responsible for all prosecution, defense, maintenance and costs relating to the ORPHAN Trademarks.

13.2 Limited Trademark License. ORPHAN hereby grants Catalytica an unlimited worldwide, perpetual, royalty-free license to the ORPHAN Trademarks solely for purposes of manufacturing and distributing the Product under this Agreement. In that regard, Catalytica shall be permitted to use ORPHAN’S Trademarks and name in connection with general advertising and promotional activities. Catalytica shall comply with ORPHAN’S reasonable policies and procedures for the use of the ORPHAN Trademarks and shall furnish ORPHAN with copies of any packaging, or other materials incorporating the ORPHAN Trademarks for ORPHAN’S review and approval prior to any use thereof. Catalytica shall make any changes or additions reasonably requested by ORPHAN to comply with ORPHAN’S standard policies and procedures for the use of the ORPHAN Trademarks. Upon termination of this Agreement, Catalytica shall promptly cease any use of the ORPHAN Trademarks.

13.3 Limitations. Catalytica shall not use, or assert any claims to, any of the ORPHAN Trademarks or any trademark confusingly similar to any ORPHAN Trademarks, provided that ORPHAN shall not choose a trademark which is the same as, or confusingly similar to, a trademark previously used by Catalytica.

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13.4 Infringement. Catalytica shall promptly notify ORPHAN if Catalytica knows or reasonably suspects that a Third Party is infringing any ORPHAN Trademark. At ORPHAN’S expense, Catalytica shall reasonably cooperate in any investigation or other legal action with regard to such infringement.

ARTICLE 14	CONFIDENTIALITY

14.1 Proprietary Information. During the term hereof and for a period of [ * ] years thereafter, any Proprietary Information disclosed by the Disclosing Party, directly or indirectly, to the Receiving Party under this Agreement shall be deemed confidential and trade secret information and shall not be disclosed by the Receiving Party to any Third Party or used by the Receiving Party, except as set forth below. Access to such Proprietary Information will be limited to employees, agents, or consultants of the Receiving Party who reasonably require such Proprietary Information for purposes of performing the Receiving Party’s obligations hereunder and who are bound to the Receiving Party by similar obligations in respect of confidentiality and use. Such employees, agents, or consultants will be advised of the nature and existence of the undertakings in respect of such Proprietary Information pursuant to this Agreement and of the applicability of such undertakings to them. The Receiving Party will use such Proprietary Information only to carry out its obligations or to exercise its rights hereunder and will not use such Proprietary Information for its own benefit or for the benefit of others or in any way inconsistent with this Agreement.

14.2 Disclosure by the Receiving Party to a Third Party shall be made only to the extent necessary to enable the Receiving Party to comply with its contractual obligations to the Disclosing Party.

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14.3 Each Third Party to which Proprietary Information is disclosed other than a governmental agency must agree in writing prior to such disclosure to keep the Proprietary Information in strict confidence and to comply with the terms of this Article 14.

14.4 Both parties agree to limit access of Proprietary Information to those of its officers, directors, or employees, or any Third Party who must have Proprietary Information to carry out or enforce the terms of any agreement made between the parties.

14.5 Neither party shall utilize the Proprietary Information disclosed to it by the Disclosing Party after the completion of the Agreement between the parties, either in its own development work or for commercial purposes, without advance written consent of the Disclosing Party.

14.6 No Right or License. The Receiving Party will obtain no right or license of any kind under any patent applications, patent or otherwise by reason of this Agreement and all Proprietary Information will remain the sole property of the Disclosing Party unless provided otherwise in this Agreement.

14.7 Prior Confidentiality Agreement. The Confidential Disclosure Agreement between the parties hereto dated December 1, 1997 and the Mutual Non-Disclosure Agreement between the parties hereto dated November 23, 1998 , as well as the confidentiality provisions of the Technical Services Agreement dated November 20, 1999, are hereby superseded and terminated. Any disclosure of Proprietary Information by either party pursuant to such Confidentiality Agreements shall be deemed to have been made hereunder and shall be subject to this Article 14.

14.8 Terms of Agreement; Press Releases. Except as otherwise required by law or the rules and regulations of any stock exchange on which a party’s securities may be publicly traded or in disclosures made in confidence to a party’s professional or financial

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advisors, applicable regulations or the terms of this Agreement or mutually agreed upon by the parties hereto, each party shall treat the terms, conditions and existence of this Agreement as Proprietary Information. The parties shall cooperate in good faith in the preparation of any press releases or other public disclosures of their business relationship, and neither party shall issue any such press release or other disclosure without the prior approval of the other party, which approval shall not be unreasonably held.

ARTICLE 15	TERM OF AGREEMENT

15.1 Unless sooner terminated pursuant to Article 16 below, the initial term of this Agreement shall commence on the Effective Date and end upon expiration of the seventh (7th) Contract Year. Unless otherwise terminated pursuant to Article 16 below, this Agreement shall be automatically renewed for additional one (1) year terms after the end of the initial term, unless either party provides written notice to the other at least eighteen (18) months prior to the expiration of the initial or any extended term, as the case may be, that this Agreement shall expire at the end of the initial term or such renewal term, as the case may be. All references herein to “term of this Agreement” shall be deemed to include both the initial and any extended terms.

ARTICLE 16	TERMINATION

16.1 Termination by Either Party. In addition to any other legal or equitable remedies it may have, either party may terminate this Agreement prior to the expiration of the term of this Agreement upon written notice to the other party:

(a)

If the other party breaches any material term or condition of this Agreement, including any term or condition in any appendix attached hereto, provided such other party has not cured such breach within ninety (90) days of written notice thereof (ten (10) days in the event of a payment breach by

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ORPHAN); provided, further, that if at the end of such ninety (90) day period the party in breach is making a good faith effort to cure, a reasonable time thereafter (not to exceed an additional sixty (60) days) shall be allowed for such cure.

(b)	If the other party is declared bankrupt or insolvent, or makes an assignment for the benefit of its creditors, or if a receiver is appointed or any proceedings are commenced, voluntary or involuntary, by or against either party under any bankruptcy or similar law, and such status is not cured within thirty (30) days from its occurrence.

(c)	If an event of force majeure continues for more than six (6) months, either party, at its option, may elect to treat such continued suspension of performance as a material breach and may terminate this Agreement.

16.2 Effects of Expiration or Termination. Upon expiration or termination of this Agreement for any reason:

(a)	Catalytica shall manufacture and ship, and ORPHAN shall purchase,. Production Batches of the Product ordered by ORPHAN prior to the effective date of such expiration or termination.

(b)	Other than termination by ORPHAN pursuant to Section 16.1(a) hereof, (i) [ * ], ORPHAN shall purchase from Catalytica at [ * ] all materials acquired by Catalytica hereunder, (ii) [ * ], ORPHAN shall purchase from Catalytica all work-in progress for the Product at [ * ], (iii) [ * ], ORPHAN shall purchase all other finished Product then in Catalytica’s possession, (iv) ORPHAN shall compensate Catalytica for all other uncancellable commitments made by Catalytica to satisfy the existing purchase orders, and (v) ORPHAN shall compensate Catalytica for [ * ].

(c)

Catalytica shall take all steps reasonably requested by ORPHAN to confirm the assignment to ORPHAN all of Catalytica’s right, title and interest in the Inventions, including, without limitation, to execute or cause its employees to execute such documents as may be reasonably requested by ORPHAN

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to vest all such right, title and interest in such Inventions in ORPHAN, provided ORPHAN shall pay all reasonable expenses, including any of time and travel of Catalytica’s employees.

(d)	Each party shall return to the other party any Proprietary Information of the other party except for one (1) archival copy as may be required for purposes of compliance with any FDA regulation or other applicable law or regulation in the Territory.

16.3 Survival. The provisions of Articles 7 (Prices and Payments), 8 (Representations, Warranties, Inspections, Regulatory and Quality), 9 (Acceptance, Rejection and Claims), 10 (Indemnification), 11 (Inventions and Patents), Article 12 (Catalytica Intellectual Property), 13 (Trademarks), 14 (Confidentiality), 15 (Term of Agreement), 16 (Termination), 17 (Force Majeure), 18 (Dispute Resolution) and 19 (Miscellaneous) shall survive the expiration or termination of this Agreement and shall remain in full force and effect in accordance with the terms thereof.

ARTICLE 17	FORCE MAJEURE

17.1 Events of Force Majeure. Either party shall be excused from the performance of its obligations [ * ] in the event such performance is prevented by a cause beyond the reasonable control of such party, including, without limitation, any act of God; regulation or law of any government or an agency thereof; war; insurrection or civil commotion; earthquake, tornado, fire, hurricane, flood or storm; epidemic; or failure of suppliers, public utilities or common carriers. Such excuse shall continue as long as the Force Majeure Event and consequences to supply continue, except that Customer will have the right to (i) terminate the Agreement without further obligation in the event that Catalytica is not able to supply Customer with Product for a continuous period of six (6) months and (ii) seek an alternate supplier of the Product during the continuation of, and only during the continuation of, such a Force Majeure Event unless Customer can only secure an alternate supplier for a time period in excess of the Force Majeure Event period, in which case Customer

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will resume its exclusive supply relationship with Catalytica at the end of such period and extend the term of this Agreement by a maximum of six (6) months. If no such termination by Customer occurs, upon cessation of such Force Majeure Event, the Parties shall promptly resume performance hereunder.

17.2 Notice. A party affected by an event of force majeure shall give the other party prompt written notice of the occurrence of any event of force majeure and the nature and duration thereof. An affected party shall use all reasonable efforts to resume performance as quickly as possible and to give the other party prompt written notice when it is again fully able to perform such obligations. If Catalytica is the affected party, such notice of resumption of performance shall state the quantities of Product manufactured but not shipped by Catalytica due to any event of force majeure and the expiration dates thereof.

17.3 Cover. During, and only during, any suspension of performance by Catalytica under Section 17.1 above, ORPHAN may, at its option, purchase elsewhere the quantities of the Product ORPHAN has ordered which Catalytica is unable to deliver.

ARTICLE 18	DISPUTE RESOLUTION

18.1 Negotiation. The parties intend that any dispute, controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be resolved under the procedures set forth in this Article 18. The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by notice to the other party, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Such designated officers are as follows:

For ORPHAN – [ * ]

For Catalytica – [ * ]

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18.2 Mediation. If attempts to resolve the dispute pursuant to Section 18.1 are unsuccessful, mediation shall be conducted by a single mediator appointed by mutual agreement of the parties. The mediator shall not have the power to bind the parties to the resolution. The mediation session shall take place in [ * ] if ORPHAN requests mediation or in [ * ] if Catalytica requests mediation, on [ * ] and shall be attended by a representative of each party with full authority to settle the matter, along with any other representatives reasonably necessary to discuss and address the issues involved in the dispute. On the [ * ] day of mediation, each party shall be allotted [ * ] with other representatives necessary to discuss and address the issues involved in the dispute to state its views of the dispute to the mediator and to the other party. On the [ * ] day of mediation, the parties shall attempt to resolve the dispute with the aid of the mediator in a format agreed to by the parties or imposed by the mediator. If the parties cannot agree upon a mutually acceptable mediator within [ * ] of the end of the [ * ] negotiation period in Section 18.1 or if the dispute is not resolved by mediation within [ * ] after completion of the mediation session, either party shall have the right to pursue any and all remedies available at law or in equity.

ARTICLE 19	MISCELLANEOUS

19.1 Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of North Carolina, without regard to its conflict of laws provisions.

19.2 Notifications. Any and all notices provided for shall be sent to the respective parties at the following addresses by certified or registered mail or sent by a national courier service with proof of delivery, by personal delivery or by facsimile with an electronic and verbal confirmation of receipt:

If to Catalytica:	Chief Executive Officer
Catalytica Pharmaceuticals, Inc.
Intersection US 13/NC11 and US 264
Greenville, North Carolina 27834
Fax (252) 707-2450

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If to ORPHAN:	Chief Executive Officer
Orphan Medical, Inc.
3911 Ridgedale Drive, Suite 250
Minnetonka, Minnesota 55305
Fax: (612) 541-9209

with a copy to each Legal Council’s office, or to such other addresses as may be subsequently furnished by one party to the other in writing. Any such notice shall be deemed effective three (3) days after mailing or upon receipt if sent by courier service, personal delivery or facsimile.

19.3 Severability. If any term or condition of this Agreement is found by a court of competent jurisdiction in a final unappealed or unappealable order to violate the provisions of any applicable statute, law or regulation, the remainder of this Agreement shall remain in full force and effect. The parties shall then negotiate in good faith to modify this Agreement, but only to the extent necessary to make the affected term or condition of this Agreement valid and enforceable, having full regard for applicable laws and the intent and purposes of the parties entering into this Agreement.

19.4 Integration; Amendment. This Agreement and all appendices hereto constitute the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior agreements, representations, and understandings. This Agreement may not be amended, modified, or varied except in writing signed by a duly authorized representative of each party. In the event of a conflict between the terms of this Agreement, and any appendix hereto, the terms of this Agreement shall control.

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19.5 Assignment. Neither party may assign or otherwise transfer this Agreement without the prior written consent of the other party except that either ORPHAN or Catalytica may assign, without such consent, this Agreement (a) to an Affiliate, (b) in connection with the sale or transfer of all or substantially all of the assets of such party or the line of business of which this Agreement forms a part, or (c) in the event of the merger or consolidation of a party hereto with another company, provided, however, any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of the foregoing sentence shall be null and void. No assignment shall relieve either party of responsibility for the performance of any accrued obligation under this agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the permitted successors or permitted assigns of Catalytica and ORPHAN respectively.

19.6 Waiver. No course of dealing between Catalytica and ORPHAN or delay or failure to exercise any rights hereunder shall operate as a waiver of such rights or preclude the exercise of any other rights hereunder.

19.7 Relationship. Each of the parties hereto is an independent contractor and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the parties hereto.

19.8 Captions. The captions to the several Articles hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof and shall not affect the meaning or interpretation hereof.

19.9 Counterparts. Two (2) or more counterparts of this Agreement may be signed by the parties, each of which shall be an original, but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be entered into by their duly authorized representatives as of the Effective Date.

CATALYTICA PHARMACEUTICALS, INC.		ORPHAN MEDICAL

By:	/s/ Michael H. Thomas	By:	/s/ John Howell Bullion
Print:	Michael H. Thomas	Print:	John Howell Bullion
Its:	CEO	Its:	CEO
Date:	7/17/00	Date:	6/30/00

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APPENDIX A

TECHNICAL SERVICES AGREEMENT

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TECHNICAL SERVICES AGREEMENT

THIS AGREEMENT is made and entered into this day      of November, 1999 by and between Catalytica Pharmaceuticals, Inc., a Delaware corporation, having an address at Intersection US 13/NC11 and US 264, Greenville, North Carolina 27834 (“Catalytica”) and Orphan Medical, Inc., a Minnesota corporation, having an address at 13911 Ridgedale Drive, Suite 475, Minnetonka, Minnesota 55305 (“Orphan”) (Catalytica and Orphan may be referred to collectively as the “Parties” or individually as a “Party”).

W1TNESSETH:

WHEREAS, the Parties are in the process of negotiating and intend to enter into a definitive Supply Agreement (the “Supply Agreement”) pursuant to which Catalytica would manufacture and supply Orphan’s Xyrem™ Oral Solution (the “Product”); and

WHEREAS, in anticipation of the Supply Agreement and the services that Catalytica will perform thereunder, the Parties desire to enter into a binding agreement pursuant to which Catalytica would undertake certain technical services in order to prepare its facilities for performance of the Supply Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties hereby agree as follows:

1. Best Efforts. Catalytica and Orphan will negotiate in good faith and use their best efforts to arrive at a mutually acceptable Supply Agreement not later than March 31, 2000, with terms consistent with those set forth in Catalytica’s proposal dated October 1, 1999 (a copy of which is attached hereto as Exhibit 1), which includes a commercial per unit cost of [ * ], (based on [ * ]). Packaging material costs have been estimated at [ * ] and includes the [ * ]. Pricing is subject to confirmation upon completion of transfer activities.

2. Services.

(a) Description of Services. Catalytica shall perform the services listed in Exhibit 1 hereto, including any modifications and additions thereto agreed upon in writing by the Parties, to develop and confirm the manufacturing process for the Product (the “Services”) (Catalytica’s performance of the Service is based on the assumptions set forth in Exhibit 1). In that regard, Catalytica shall use reasonable efforts to complete the Services in a timely fashion in accordance with a schedule to be mutually agreed upon by the Parties,

(b) Cost and Payment. The cost of the Services shall be [ * ] (the “Cost”). Orphan shall make an fixed fee payment equal to one-half of the Cost [ * ], upon execution of this Agreement, Orphan shall make [ * ] subsequent equal payments equal to the balance of the Cost [ * ], or such higher amount agreed to by the Parties in the event Catalytica performs services in addition to those identified in Exhibit 1, on September 30 and December 31, 2000; provided, however, Catalytica shall not perform services hereunder in addition to those identified in Exhibit 1 which cost more than [ * ]

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without Orphan’s prior written consent. In addition, Orphan shall make an up-front payment of [ * ] for the [ * ] of [ * ]. If the [ * ] paid by Catalytica (including tax, shipping, insurance, etc.) for the [ * ] exceeds [ * ], Orphan shall promptly, upon receipt of [ * ] for any such [ * ]; provided, however, Catalytica shall not pay more than [ * ] for the [ * ] without Orphan’s prior written consent. Catalytica shall own all of the [ * ]

(c) Orphan’s Responsibilities. To assist Catalytica in its performance of the Services, Orphan shall provide Catalytica, in a timely fashion, all relevant material, information and data in its possession which Orphan, in its good faith opinion, believes is necessary for Catalytica to carry out and complete the Services.

(d) Reporting, Catalytica shall respond to Orphan’s reasonable inquiries regarding the status of the Services on an ongoing basis, including if requested periodic meetings at Catalytica’s facility to discuss the results and progress of the Services.

(e) Validation Batches. At Orphan’s option and request, after execution of the Supply Agreement, Orphan may purchase validation batches of Product prepared in connection with the Services, pursuant to the terms and conditions of the Supply Agreement (including without limitation the terms and conditions governing price, payment, warranty, indemnification and limitation of liability). Catalytica shall retain representative samples from each batch of the Products for record keeping, testing and regulatory purposes.

(f) Ownership of Tangible Materials. Orphan shall retain ownership of all information, documents and materials which Orphan provides to Catalytica in connection with the performance of the Services hereunder. Further, Orphan shall have full ownership, possession of, and all rights to use, any reports, documents and other tangible materials which Catalytica provides to Orphan as part of the Services,

(g) Ownership of Inventions. All inventions, whether patentable or not, conceived, reduced to practice or created by Catalytica and/or its agents during the performance of the Services and relating to the Product shall be owned by Orphan; provided, however, Catalytica shall have, and Orphan hereby grants to Catalytica, an [ * ] license to [ * ]. Orphan shall be responsible for the costs of filing, prosecution and maintenance for patents and patent applications with regard to inventions owned by Orphan pursuant to this paragraph.

3. Exclusive Dealing. In recognition of the substantial effort and expense to be incurred by Catalytica in undertaking a detailed analysis in anticipation of the Supply Agreement contemplated hereunder, neither Orphan nor any of its affiliates, shareholders, partners, directors, officers, employees or agents, shall discuss, negotiate, solicit, or in any manner encourage any transaction or proposal for a transaction involving the manufacture or supply of the Products, other than the transaction contemplated by this agreement, until March 31, 2000. Without limiting the foregoing, none of the foregoing shall directly or indirectly furnish to any third party any non-public information concerning the manufacture or supply of the Product, or otherwise engage in any act related to or likely to induce any actual or potential transaction inconsistent with this Agreement.

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4. Confidentiality. Catalytica and Orphan, including all their respective representatives, agents, accountants and counsel, shall treat confidentially all of the information received from one another in connection with this Agreement that is not publicly available and will not, without the prior consent of the other party, disclose any information to any third party except as required by law and will not use any such information for purposes other than in furtherance of this Agreement, Information shall be deemed “publicly available” if, other than as a result of a breach of the obligation of this Agreement, it is or becomes generally available to the public or is or becomes a matter of public knowledge or if it is or becomes available to a party on a non-confidential basis from a source, other than from the other party, that is not known to be bound by a confidentiality agreement or otherwise prohibited from transmitting such information. Except to the extent inconsistent herewith, all prior agreements (if any) between the parties regarding confidentiality shall remain in full force and effect. The confidentiality obligations set forth in this paragraph 4 shall survive the termination or expiration of this Agreement for a period of [ * ] years.

5. Termination. Unless extended by mutual agreement of the Parties, this Agreement shall terminate on March 31, 2000, or earlier upon the mutual agreement of the Parlies.

6. Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement [ * ] shall be deemed a breach of this Agreement nor shall it create any liability (other than as set forth herein), if the same shall arise from any cause or causes beyond the reasonable control of the affected Party (a “Force Majeure”), including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the Party in question: acts of God; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the Party so affected shall use its commercially reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

7. Indemnification.

(a) Orphan shall indemnify, defend and hold Catalytica, its affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or connected with (a) the Services and the use, handling, distribution, marketing or sale of the Product (except to the extent caused solely by Catalytica’s negligent acts or omissions or willful misconduct), (b) Orphan’s breach of any of its warranties or representations hereunder, (c) Orphan’s negligent acts or omissions or willful misconduct or (d) any proceeding instituted by or on behalf of a third party based upon a claim that the Services or the manufacture, use or sale of the Product infringes a United States patent or any other proprietary rights.

(b) Except as otherwise provided in Section 7(a), Catalytica shall indemnify, defend and hold Orphan, its affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) resulting from any third party claims or suits arising solely out of (i) Catalytica’s material breach of any of

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its warranties or representations hereunder or (b) Catalytica’s negligent acts or omissions or willful misconduct in the performance of the Services or the manufacture of the Product; provided, however, [ * ].

(c) A party (the “Indemnitee”) which intends to claim indemnification under this Section 7 shall promptly notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee, its affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement, and defense of any action, claim or other matter covered by this indemnification. The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense and shall have the right to select counsel with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all developments in the matter. In no event shall the Indemnitor or Indemnitee compromise or settle any such matter without the prior written consent of the other party, which shall not be bound by any such compromise or settlement absent its prior consent, which shall not be unreasonably withheld or delayed. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

(d) In no event shall either party be liable to the other for incidental, special, consequential or punitive damages, including, but not limited to, any claim for damages based upon lost profits, In addition, in no event shall the collective, aggregate liability of Catalytica and its affiliates and its and their respective directors, officers, employees and agents under this Agreement exceed the amount of compensation actually received by Catalytica from Orphan pursuant to this Agreement. No action, regardless of form, arising out of or in any way connected with this Agreement or Products or Services furnished by Catalytica may be brought by Orphan more than [ * ] after the cause of action accrued.

(e) The provisions of this Section 7 shall survive the expiration or termination of this Agreement.

8. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to principles of conflicts of laws.

9, Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other; provided, however, either party may, without such consent, assign this Agreement (a) in connection with the transfer or sale of all or substantially all of the assets of such party or the line of business of which this Agreement forms a part, (b) in the event of the merger or consolidation of a party hereto with another company, or (c) to any affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve cither party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

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10. Survivability. The following paragraphs shall survive the termination or expiration of this Agreement: 2(f), 2(g), and 7.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

ORPHAN MEDICAL, INC.		CATALYTICA PHARMACEUTICALS, INC.

By:	/s/ Dayton Reardan	By:	/s/ Gabriel Cipau
Title:	Vice President	Title:	President & CEO

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EXHIBIT 1 PROPOSAL

(See attached)

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October 1, 1999

Orphan Medical

13911 Ridgedale Drive

Suite 475

Minnetonka, Minnesota 55305

ATTN: Randy Tlachac Dear

Randy:

I am pleased to provide the attached proposal for the Xyrem™ Oral Solution. The proposal includes the commercial estimate, the associated transfer costs and the equipment requirements to produce your product at our [ * ] facility.

Please note that Orphan would be responsible for the [ * ] estimated at [ * ]. Also, the commercial prices would be subject to annual price increases based on [ * ].

Catalytica Pharmaceuticals, being the largest full-service pharmaceutical company in the world, provides a full spectrum of capabilities tailored to meet your needs. We are committed to delivering the finest products, services, and performance available to you including:

•	full-service development, and manufacturing,

•	access to the newest technology,

•	assistance from professionals who are among the best in the business,

•	unsurpassed regulatory expertise, and

•	a workforce dedicated to continuous quality improvement and ongoing professional development.

Catalytica appreciates the opportunity to bid on this project and hope that arrangements can be made to expedite its transfer, If you have any questions or need further clarification, please don’t hesitate to call. I will try to contact you next week to discuss the proposal and the next steps.

Sincerely,

David Hamby

cc:	Dr. Cipau

Tom Mulligan Bob Peoples

File (2)

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Proposal Summary for Xyrem Oral Solution

Commercial Estimate:

Product	Price/Unit
Xyrem Oral solution – [ * ]	[ * ]

Active and packaging materials are not included.

Subject to [ * ] contract, minimum volumes and annual price increases.

Packaging material costs have been estimated at [ * ] and includes the [ * ]

Transfer Estimate:

Xyrem Transfer Costs	[ * ]
(See activities attached)

Estimated Capital Requirements	[ * ]
See attached for details
Customer to assume

Amy DelaCourt
Vice President, Pharmaceutical Marketing & Sales

Proposal valid for 60 days. A change in scope will necessitate a re-evaluation of resources.

CONFIDENTIAL

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Orphan Medical

Xyrem Oral Solution

Packaging Assumptions

[ * ]

Equipment requirements (estimated);

Manufacturing

[ * ]	[ * ]
Packaging

[ * ]	[ * ]

Total cost	[ * ]

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Transfer Activities

CATEGORY	ACTIVITY

Predevelopment	Review product info. Establish scope
Create 2 new raw material and 1 product item numbers, critical documents; SOPs, PWOs BOM, etc
Pass raw materials
Process Development	Prepare/approve batch records
Perform validation activities to include VPS, PQ-mfg, PQ-pkg, PQ-cleaning
Clinical Batch	Prepare Nonproduction formula
Manufacture and package 1 x 100gallon batch. Activities include equipment set up, mfg, and cleaning.
Perform in process testing
Perform cleaning verification testing
Transfer drug product analytical methods to AR&D
Review final batch record and prepare report
Validation Batches	Prepare and approve Master Formula
Monitor manufacturing and packaging of 3 validation batches
Perform cleaning validation testing
Transfer drug product analytical methods to QC
Perform cleaning validation testing
Prepare transfer report
Reports	Prepare “Data Only” documentation for CMC section.

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Development Assumptions

ORPHAN MEDICAL - XYREM SOLUTION

1.	One [ * ] development batch will be manufactured to evaluate the processing parameters.

2.	Orphan medical will provide suitable filter cartridges for processing.

3.	All lab testing for the development and CTM batch will be performed by Orphan Medical.

4.	Although the NDA has not been filed, this is considered a Tech Transfer that requires no formulation or analytical development activities.

5.	Prior to the manufacture of the batches, AR&D will perform a collaborative type method transfer utilizing Orphan Medical’s existing contract lab(s).

6.	AR&D is responsible for the development of the method transfer protocol. Orphan Medical will review and approve the transfer protocol prior to implementation.

7.	No stability testing is included in this estimate,

8.	Regulatory documentation deliverables include:

•	[ * ]

( Additional Regulatory support will be billed at [ * ])

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APPENDIX B

Specifications

[ * ]

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APPENDIX C

Return Material Authorization (RMA)

For material return, Catalytica operates a paperless, computer-supported system. The following procedure will be followed:

1.	ORPHAN can request return authorization by calling Catalytica at 252-707-2484 and requesting the “Customer Service Department”.

2.	Catalytica will issue a material return authorization number generated by its quality performance database according to standard work practices in effect within Catalytica at that time.

3.	Catalytica will organize transport of material through coordination with ORPHAN. The appropriate contact will be given by ORPHAN at the time of request for return of material.

4.	Upon receipt of returned material, Catalytica will send a confirmation of this to the designated contact at ORPHAN.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX D

PRODUCT PRICE ESTIMATES

according to Section 7.1

Tiered pricing for Xyrem [ * ]

Volume Breaks Unit Price

	Conversion	Materials	Total

[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

The following assumptions apply:

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX E

Regulatory Support

Attend all Catalytica project team meetings

Provide the following documents to ORPHAN’S regulatory affairs department to support submissions under the Agreement:

[ * ]

Perform regulatory review of the above-listed documents. Unless noted otherwise, such documents will not be suitable for submission to Regulatory Agencies.

Regulatory Consulting

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX F

Quality Agreement

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

INTERCOMPANY QUALITY AGREEMENT

ORPHAN MEDICAL, INC.

13911 Ridgedale Drive, Suite 475

Minnetonka, Minnesota 55305

(hereafter called “ORPHAN”)

Approved by:	/s/ Randall Tlachac	Date:	6/12/00

Director, Quality Assurance, ORPHAN

AND

Catalytica Pharmaceuticals, Inc.

Greenville, North Carolina

(hereafter called “C*P”)

Approved by:	/s/ K.S. Manning	Date:	14 June 2000

Vice President, Quality Operations, C*P

The Products and Drug Substance Listed in Appendix

(hereafter called “the PRODUCTS”)

are subject to the following conditions:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.	QUALITY AGREEMENT

1.1	Purpose

1.1.1	This agreement defines the roles and responsibilities for Catalytica Pharmaceuticals (C*P) Quality Operations in providing services to ORPHAN.

1.1.2	This agreement also defines how C*P Quality Operations and ORPHAN Quality Department will interact with each other.

1.2	Relationship to Definitive Agreement

1.2.1	This agreement shall be incorporated within and constitute a part of the Definitive Agreement between the two companies.

1.2.2	In the event of a conflict between any of the provisions of the Quality Agreement and the Definitive Agreement, the provisions of the Definitive Agreement shall govern.

2.	PRODUCTS

2.1	The PRODUCTS prepared for ORPHAN by C*P are described in Appendix I.

3.	ADMINISTRATIVE INFORMATION

3.1	ORPHAN contact names: See Appendix II

3.2	C*P contact names: See Appendix II

3.3	Emergency contact names and numbers, during and outside working hours:

ORPHAN

[ * ]

CATALYTICA

[ * ]

4.	DURATION OF AGREEMENT

The agreement will expire with termination of the Definitive Agreement. The agreement can be modified as needed with the written approval of both parties.

5.	MANUFACTURING GMP COMPLIANCE

5.1	General

5.1.1	The manufacturing operations for the PRODUCTS to be performed by C*P are defined in the Definitive Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.2	Premises

5.2.1	C*P will perform required operations for manufacturing activities at the [ * ] site.

5.2.2	The premises and equipment used to manufacture the PRODUCTS will meet or exceed current regulatory requirements.

5.2.3	The production of the PRODUCTS will be conducted in a suitably controlled environment and such facilities will be regularly monitored for parameters critical to the process to demonstrate compliance with applicable GMP guidelines, and any disclosed conditions registered in the manufacturing authorization.

5.2.4	C*P will maintain controlled access to the premise.

5.3	GMP Guidelines

5.3.1	The principles detailed in the US Current Good Manufacturing Practices (21 CFR 200, 211, and 600) and the Rules Governing Medicinal Product in The European Community—Volume IV Good Manufacturing Practice for Medicinal Products Guidelines will cover the standards of manufacture of the PRODUCTS, as well as, the product specifications and any applicable product license or pharmacopoeia or formulatory requirements.

5.4	Materials

5.4.1	C*P will use only chemical materials, packaging, and labeling components approved by ORPHAN and tested in accordance with the documentation reviewed and approved by ORPHAN.

5.4.2	Materials procured by C*P

5.4.2.1	C*P is responsible for ensuring that all DRUG SUBSTANCES, materials, and components procured by C*P for use in the PRODUCTS are in full compliance with the specifications listed in the documentation reviewed and approved by ORPHAN.

5.4.2.2	C*P is responsible for ensuring that all materials are stored properly, used correctly, appropriately tested upon receipt, and traceable to the relevant Certificate of Analysis for the materials.

5.4.2.3	C*P is responsible for auditing and qualifying vendors of drug substances used in PRODUCTS and will provide ORPHAN with a Certificate of Conformance statement for such vendors when requested.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.4.3	Materials Provided by ORPHAN for C*P

5.4.3.1	ORPHAN is responsible for ensuring that all materials and components provided by ORPHAN for use in the PRODUCTS are in full compliance with the specifications registered. ORPHAN will provide C*P a Certificate of Conformance statement for the vendors that ORPHAN is responsible for qualifying.

5.5	Master Production Records

5.5.1	C*P may transcribe the manufacturing information (i.e., formulation, filing work order, packaging work order) into its own format and may obtain written approval from ORPHAN for each document version before manufacturing. However, agreed upon changes to documentation will be handled as outlined by Change Management (see section 10) of this agreement.

5.6	Standard Operating Procedures

5.6.1	C*P is responsible for maintaining any SOPs required to manufacture, test, and store the PRODUCTS at C*P in accordance with applicable GMP guidelines.

5.7	Batch Numbers

5.7.1	The convention for the C*P “Batch Identification Number” (BIN) is as follows:

•	The first digit of the BIN is the [ * ] that the working formula was issued or the labwork was requested.

•	The second digit of the BIN is the [ * ] that the working formula was issued or the labwork was requested. The letter assignment is as listed for the following years:

[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

•	The third through the sixth digits are four sequential numbers that are assigned from the reserved number series [ * ] designated for routine pharmaceutical production.

5.8	Dates of Manufacture and Expiration

5.8.1	Date of Manufacture - C*P will allocate the Date of Manufacture based on the completion of compounding the PRODUCT.

5.8.2	Expiration Date - C*P will calculate the expiry date from the Date of Manufacture using the currently approved expiry period. The expiration date will be the last day of the month computed above.

5.9	Manufacturing and Equipment Data

5.9.1	C*P is responsible for keeping records of equipment usage (previous PRODUCT produced in non-dedicated equipment), cleaning, and any maintenance/calibration performed.

5.10	Storage and Shipment

5.10.1	Storage - C*P will store the PRODUCTS under conditions approved by ORPHAN as listed in the specifications. C*P will ensure that during storage before shipping of the PRODUCTS that appropriate controls are in place to ensure no interference, theft, product contamination, or admixture with any other materials. ORPHAN will provide details of any labeling requirements and container sealing and integrity.

5.10.2	Packaging and Labeling for Transit - The PRODUCTS will be labeled and packaged for transit as per ORPHAN.

5.10.3	Mixing of PRODUCTS - C*P will maintain proper segregation of the PRODUCTS according to systems reviewed and approved by ORPHAN.

5.10.4	Shipment of Product to ORPHAN - Only approved, finished (unless required by ORPHAN), labeled PRODUCTS will be shipped by C*P to ORPHAN. Any shipment of product from C*P which is Unapproved or under Quarantine requires prior written consent by the ORPHAN’S Quality Unit. This authorization will be on a lot by lot basis.

6.	QUALITY CONTROL

6.1	General

6.1.1	The testing activities for the PRODUCTS are to be performed by C*P as defined in the Definitive Agreement. In general, C*P is responsible for final product assays and product release.

6.2	Materials supplied by C*P

6.2.1	Quality control of materials supplied by C*P will be undertaken by C*P.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.3	In-Process and Finish Product Testing

6.3.1	C*P will perform all in-process and finished product testing using approved specifications and methods of analysis listed in the Definitive Agreement.

6.3.2	A C*P Qualified Person/QA Representative will sign a Certificate of Conformity confirming that the product has been manufactured, packaged, tested, and meets the requirements of the Master Batch Record and Drug Product Specification. The current release documentation information can be found in Appendix III.

6.3.3	ORPHAN may perform testing to confirm the C*P data. ORPHAN may perform confirmatory testing during the initial term of the agreement to validate the C*P data. Periodically thereafter, ORPHAN may test material to confirm the C*P data. Dispute resolutions in conflicting test data will be handled per Section 9.

6.3.4	ORPHAN may perform release testing at a contract laboratory. Copies of all related documentation will be provided to C*P upon request to support final release.

6.4	Retained Samples

6.4.1	Active Ingredients - C*P will retain samples of the active ingredients as agreed between C*P and ORPHAN. The amount of sample retained will be [ * ] required to carry out all of the tests required to determine if the material meets its specifications.

6.4.2	Products - C*P will retain samples of the PRODUCTS for at least [ * ] beyond the expiry period. The amount of sample retained will be [ * ] required to carry out all of the tests required to determine if the material meets its specifications.

6.5	Routine Stability Program

6.5.1	ORPHAN is responsible for maintaining a Stability Program and will request samples from Drug Product lots to be placed on stability.

6.6	Out-of-Specification (OOS) Investigations

6.6.1	C*P is responsible for investigating any testing performed by C*P that fails to meet specifications. Each investigation will be reviewed by C*P’s designated Quality person per internal SOPs, and will comply with Section 7.1 (Deviations and Investigations) of this agreement. C*P will inform Orphan of all Phase I OOS results and any subsequent retest results. C*P will inform ORPHAN of all confirmed OOS (Phase II) Investigations prior to their resolution and final determination.

6.7	Contract QC Laboratories

6.7.1	ORPHAN is responsible for ensuring the compliance of any QC lab contracted to perform testing of the PRODUCTS used in the manufacture of the PRODUCTS.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.	QUALITY ASSURANCE

7.1	Deviations and Investigations

7.1.1	Deviations - Any deviation from the process during manufacture must be carefully explained and documented in the batch records, justified, and approved by C*P Quality Assurance and Production Management and included in the document package. ORPHAN will be informed at the time of all PFERs and reserves the right to participate in the investigation. Deviations will be processed per C*P SOP “Pharmaceutical Process/Formulation Exception Report (PFER)”.

7.1.2	C*P will notify ORPHAN of any batch of PRODUCTS rejected by C*P.

7.1.3	C*P will notify ORPHAN immediately, in writing, if any problems are discovered that may impact PRODUCTS batch(es) previously shipped to ORPHAN.

7.1.4	Some deviations/failures may require additional testing to be performed as agreed by both parties.

7.2	Batch Disposition

7.2.1	For each batch, C*P will provide the documentation required in Appendix III.

7.2.2	Certificate of Compliance/Analysis

7.2.2.1	C*P is responsible for ensuring and certifying that the PRODUCTS have been manufactured according to the specifications/procedures documented in the Master Production Records.

7.2.2.2	C*P Qualified Person/QA Representative will sign a Certificate of Compliance confirming that the PRODUCTS have been manufactured, packaged, tested and stored according to the requirements of the Master Production Record and the Drug Product Specification.

7.2.2.3	C*P will provide a Certificate of Analysis indicating the test result from each test performed.

7.3	Product Release

7.3.1	Release of the PRODUCTS is the absolute responsibility of ORPHAN Quality and will be undertaken by ORPHAN based on ORPHAN’S internal procedures, the full document package provided by C*P, and completion of any release testing required by ORPHAN Quality Control.

7.3.2	Any problem discovered by ORPHAN likely to cause rejection of the PRODUCTS will be communicated to C*P within 30 days from receipt of the full release documentation package (see Appendix III).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.4	Product Complaints and Recalls

7.4.1	Product Complaints - ORPHAN is responsible for receiving and initially investigating any PRODUCTS complaints. ORPHAN will notify C*P of any problems thought to be due to manufacture, which are found during the distribution of the PRODUCTS. When requested by ORPHAN, C*P will promptly perform investigations for these problems. Investigation reports will be forwarded to ORPHAN within 30 days.

7.4.2	Product Recall - ORPHAN is responsible for instituting a PRODUCTS recall due to any defect considered sufficiently serious. ORPHAN will notify C*P of any recall which may be due to the manufacturing of PRODUCTS. C*P will provide a [ * ].

7.5	Records Retention

7.5.1	C*P will retain, at a minimum, batch production records for the PRODUCTS and materials for [ * ] years.

7.6	QA Presence in the Manufacturing Facility

7.6.1	C*P will maintain adequate QA presence and permit ORPHAN’S presence in the manufacturing facility during the manufacture of the PRODUCTS to ensure compliance with applicable GMPs.

8.	REGULATORY ;

8.1	Regulatory Inspections

8.1.1	C*P will immediately inform ORPHAN of any regulatory inspections that may involve the PRODUCTS and permit a representative of ORPHAN Quality to be present at such inspections, if required by ORPHAN.

8.1.2	C*P will secure ORPHAN’S approval prior to making any commitment to a regulatory agency regarding ORPHAN’S PRODUCTS.

8.1.3	Additionally, C*P will immediately forward any regulatory correspondence on the PRODUCTS to ORPHAN.

8.1.4	ORPHAN will inform C*P in writing of any regulatory issue that impacts C*P’s ability to manufacture the PRODUCTS.

8.2	Regulatory Actions

8.2.1	ORPHAN will notify C*P of any regulatory actions on the PRODUCTS that may impact C*P.

8.2.2	C*P is responsible for supporting all batch record investigations associated with regulatory actions.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8.2.3	C*P agrees to supply ORPHAN with any manufacturing, testing, or storage data within 48 hours, if requested, as the result of a regulatory inspection, or a potential regulatory exposure such as a recall or significant product complaint.

8.3	Regulatory Affairs

8.3.1	ORPHAN is responsible for ensuring all appropriate regulatory filings and export documentation are filed with Regulatory Agencies prior to shipment/human administration.

8.3.2	ORPHAN will be responsible for making final decisions regarding CMC regulatory strategy.

8.3.3	ORPHAN will provide a copy of final Regulatory Submissions to C*P Regulatory Affairs for reference during inspections.

8.4	Right to Audit

8.4.1	C*P will allow representatives of ORPHAN Quality to have access to relevant manufacturing, warehousing, laboratory premises, and records for audit purposes listed below in 8.4.2 through 8.4.4. ORPHAN representatives will be escorted at all times by C*P personnel.

8.4.2	ORPHAN will give C*P a [ * ] day notification for all planned audits.

8.4.3	C*P will permit representatives of ORPHAN Quality to conduct preparatory audits either for initiation of GMP manufacture of the PRODUCTS or for preapproval inspections (PAI).

8.4.4	C*P will permit representatives of ORPHAN Quality to conduct audits to address significant product quality problems.

8.4.5	C*P will permit representatives of ORPHAN Quality to perform [ * ] per year not to exceed [ * ]. This includes audits required by ORPHAN’S commercial partners.

8.5	Audit Closeout

8.5.1	An exit meeting will be held with representatives of C*P and ORPHAN to discuss significant audit observations.

8.5.2	ORPHAN will provide a written report of all observations within 30 days to C*P. Within 30 days of the audit report receipt, C*P will provide a written response to all findings that details corrective action to be implemented. C*P will follow up to ensure that all corrective actions are implemented.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.	DISPUTE RESOLUTION

9.1	Non-Conformity Dispute

9.1.1	In the event that a dispute arises between C*P and ORPHAN in the nonconformity of a batch of the PRODUCTS, the heads of Quality from both companies shall in good faith promptly attempt to reach an agreement. Whatever the outcome, ORPHAN Quality retains the absolute right to determine product release status. Financial liability is determined in the Definitive Agreement.

9.2	Test Result Dispute

9.2.1	In the event that a dispute arises between C*P and ORPHAN in the testing performed by C*P for the PRODUCTS, the resolution will proceed in stages. The first stage requires direct communication between analysts from both parties to determine that the methods of analysis are the same and are being executed in the same manner at both sites. Second, carefully controlled and split samples should be sent from one site to another in an attempt to reach agreement. Should there be a failure to achieve resolution, analysts from both parties will be required to meet to work through the analysis of a mutually agreeable sample. If these actions fail to achieve resolution, and only after these avenues have been exhausted, a qualified referee laboratory will be used to achieve resolution. This laboratory must be agreeable to both parties prior to use. The results from this referee laboratory will be used as final authority to determine responsibilities, but whatever the outcome, ORPHAN retains the right to determine product release status. Financial liability is determined in the Definitive Agreement.

10.	CHANGE MANAGEMENT

10.1	Controlled Documentation

10.1.1	All manufacturing, testing, and storage operations performed by C*P for the PRODUCTS will have ORPHAN Quality review and written approval within five business days of notification. ORPHAN’S Quality review and approval signifies the conformance of C*P documents to ORPHAN’S CMC regulatory submissions.

10.1.2	Any significant changes will be mutually agreed upon in writing prior to implementation. All required regulatory approvals will be obtained prior to implementation.

10.1.3	ORPHAN shall provide to C*P a list of all documents referenced in the CMC submissions which are subject to Change Control. These documents will be required to be approved by both ORPHAN and C*P, and both parties agree to subject these documents for approval per Change Control. ORPHAN shall be responsible for meeting regulatory submission requirements based on the status of these documents.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10.2	Change Control

10.2.1	Changes to the controlled documents or to validated equipment and systems specific to the PRODUCTS must have ORPHAN Quality written approval, prior to implementation.

10.2.2	Administration changes to the controlled documents (e.g., typo corrections, formatting) do not require ORPHAN Quality written approval prior to implementation, but these changes must be submitted to ORPHAN Quality in a timely manner for review and approval.

11.	PRODUCT AND PROCESS VALIDATION

11.1	Process - C*P is responsible for ensuring that the manufacturing process is validated. The validation should ensure that the process is capable of consistently achieving the PRODUCTS acceptance specification.

11.2	Cleaning Validation - C*P is responsible for ensuring that adequate cleaning is carried out between batches of different products to prevent contamination. ORPHAN will provide information (i.e. [ * ]) to establish cleaning limits. The cleaning procedure and analytical methodology will be reviewed before the first product batches are made.

11.3	Equipment, Computer, Facility, and Utilities Qualification - C*P is responsible for all equipment, computer, facility, and utility qualification activities associated with the PRODUCTS.

11.4	Laboratory Qualification - C*P is responsible for ensuring that all laboratories are in compliance with applicable GMP guidelines. If analytical work is performed at C*P, then ORPHAN will also provide any existing analytical documentation to assist in methods transfer or methods validation. In addition, if analytical work is not performed at the [ * ] site, C*P may elect to perform an audit on vendors to be used for analytical testing appropriate to manufacture of the PRODUCTS.

12.	ANNUAL PRODUCT REVIEW, ANNUAL REPORT AND DRUG LISTING

12.1	Annual Product Review

12.1.1	C*P will perform an Annual Product Review for the PRODUCTS and will issue a report to ORPHAN. This report will cover all manufacturing, testing, and storage activities performed by C*P. It will be a review of any changes at C*P in the manufacturing, testing, storage or validation of the PRODUCTS in the previous calendar year and a summary of lots made, released, and rejected. Also, control charting or trend analysis of key product parameters will be performed. Any abnormalities will be explained in the annual review.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

12.1.2	ORPHAN is responsible for preparing any Annual Report as required by applicable regulations, including 21 CFR314.7(g)(3), 314.81(b)(2), and/or 601.12(d), (f)(3). At least 90 calendar days before the Annual Report due date, ORPHAN shall request in writing from C*P the chemistry, manufacturing, and controls data required for submission of the Annual Report. C*P will provide the requested information to ORPHAN within 30 days.

12.2	Drug Listing

12.2.1	C*P is responsible for drug listing as the manufacturer of the PRODUCTS, while ORPHAN is responsible for drug listing as the distributor of the PRODUCTS. ORPHAN will provide C*P with all required information needed by them for their listing. ORPHAN will notify C*P of the scheduled PRODUCTS launch date.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX I

The PRODUCTS

XYREM ORAL SOLUTION

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX II

List of Quality Contacts

(name, phone, fax, e-mail)

ISSUE	ORPHAN	C*P
Product Release	[ * ]	[ * ]
QC Testing	[ * ]	[ * ]
Investigations	[ * ]	[ * ]
Regulatory Affairs	[ * ]	[ * ]
Validation	[ * ]	[ * ]
Compliance Audits	[ * ]	[ * ]
Product Complaints	[ * ]	[ * ]
Change Management	[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX III

Release Documentation

The Batch/Lot Release Document Package will include a Certificate of Analysis and Certificate of Compliance.

Certificate of Analysis (COA)

This document will include the name of the PRODUCT, the batch number and the date of manufacture. The COA will list the In-Process QC tests performed by C*P and actual test results. The COA will also list the product release QC tests performed by C*P and actual test results.

Certificate of Compliance (COC)

This document will attest to the fact that the batch of PRODUCTS was made in accordance with all applicable regulations, product licenses, and company policies. This document will include the batch quantity approved, the batch yield, and the expiration date. It will also include a listing of all manufacturing variances and/or incidents for the batch.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.